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Exhibit 23.02

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2002, except as to Note 11, which is as of February 26, 2002, relating to the financial statements, which appears in Silicon Image, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
August 29, 2002

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  Exhibit 23.02
CONSENT OF INDEPENDENT ACCOUNTANTS